Mercer International Inc.

Safe Harbor Statement

        The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements. Certain information included in this presentation contains statements that are forward-looking, such as statements relating to results of operations and financial condition and business development activities, as well as capital spending and financing sources. Such forward-looking information involves important risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ materially from those expressed in any forward-looking statements made by or on behalf of Mercer. For more information regarding these risks and uncertainties, review Mercer's filings with the Securities and Exchange Commission.

        July 8, 2003

The Issues

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What is the Motive Behind the Dissident Proxy?

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Independent Directors Should Not Receive Third Party Remuneration

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Mercer is at a Critical Stage of Corporate Development

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Mercer has High Quality Assets

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Extensive Misleading Statements by Greenlight

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Corporate Governance Initiatives

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Mercer Nominees

What Is The Motive?

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Greenlight Have Refused Two New Independent Directors Unless They Have SOLE Veto Powers

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Greenlight's Nominees Have No:

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Corporate experience

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Pulp & paper experience

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International or European experience

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Board-level experience at a company as complex as Mercer

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Greenlight's Nominees are Well Compensated in Cash and Stock Options by Greenlight

What Is The Motive? (Continued)

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One of the Greenlight Nominees Violated U.S. Federal Securities Laws Relating to Proxy Solicitation

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Greenlight Has Not Presented an Alternative Refinancing Plan

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Is there a plan to impose onerous financing by Greenlight?

Third Party Remuneration of Independent Directors

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Raises the Question of Ultimate Loyalty

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Mercer or Greenlight

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Amount of Remuneration is Substantial

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Guy Adams — $75,000 cash, 325,000 options

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Saul Diamond — $100,000 cash, 50,000 options

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Both Receive 100% Indemnification from Greenlight

Mercer: A Critical Time in Development

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Refinancing of Bridge Loans

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€53 million maturing in October 2003

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Refinancing put on hold due to Greenlight actions

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Stendal Pulp Mill Project is in Mid-Construction

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Any default on Bridge loans will trigger cross-defaults on Stendal and other debt

Quality of Mercer Assets

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The High Quality of Mercer's Assets are Obvious and Acknowledged by Greenlight

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Quality will be further enhanced at completion of Stendal Project

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To be Discussed in "Mercer's Current Status and Corporate Achievements"

Extensive Misleading Statements By Greenlight

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Greenlight: Mercer reshuffled Board terms.

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Fact: Only Class III Trustees being elected.

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Greenlight: Babington Ltd. solely controlled by Mr. Lee.

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Fact: Babington Ltd. is a wholly owned subsidiary of Mercer.

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Greenlight: Mr. Lee is conflicted through his MFC Merchant Bank Directorship.

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Fact: Mr. Lee is a non-executive director with no participation in operations.

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Greenlight: Management is responsible for poor financial results and stock performance.

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Fact: The Company has had solid financial results and stock performance relative to its peers.

Corporate Governance Initiatives

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Appointment of Deloitte & Touche, LLP

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Voluntary Adoption of Code of Business Conduct & Ethics Prior to SEC mandate

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Adoption of New Audit Committee Charter

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Listing on Toronto Stock Exchange

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Engagement of Leading North American Investment Bank for Refinancing

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Expansion of Board of Trustees by Two Independent Qualified Trustees

Mercer's Slate: Provides Added Value

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Per Gundersby

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30+ Years' Experience in European Pulp and Paper

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Extensive Career at Jaako Poyry

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Stendal project director

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Michel Arnulphy

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Trustee since 1995

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Extensive knowledge of Mercer International

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Proven experience with Rosenthal conversion

 — Our nominees contribute relevant experience
that will benefit all shareholders. —

Where We Are

Mercer's Current Status and Corporate Achievements

Commitment To Building Shareholder Value

•
Key features of our corporate strategy include:

		Overview		Example
Creating Value	X	Focus operations in grades of products where we can effectively compete	--> -->	NBSK Pulp Specialty Papers
Stakeholder Approach	X	Leverage synergistic relationships with: management & employees; customers & suppliers; communities & the environment; and government bodies	--> -->	Government guarantees and grants Environmental compliance
Pursuing Growth	X	Acquire under-performing assets and implement turn-arounds / restructurings to create shareholder value	--> -->	Dresden Papier 23% CAGR in production capacity post Stendal

Rosenthal: An Unparalleled Success

In 1999, conversion of Rosenthal Mill to kraft pulp
production created unique asset

approximately €361 million invested (€101 million from grants)

fastest ever start-up of an NBSK facility

capacity increased from 160,000 tonnes to 300,000 tonnes

Strong cost position (€312/tonne*)

lowest quartile from a global delivered cost perspective
Rosenthal Mill

        *2002 cash production costs

Commitment to Building Shareholder Value

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Greenlight Does Not Challenge Our Strategic Plan

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They Note That We Have Valuable Assets

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These Assets Exist Because of Current Management and The Board of Trustees

The Stendal Project

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€1 billion "greenfield" project is the largest industrial project investment in Eastern Germany

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capacity of 552,000 t/a

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production of saleable pulp scheduled for Q3, 2004

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Makes Mercer one of the world's leading NBSK pulp producers

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Strong cost position (approx. €293/tonne*)

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Proximity to Rosenthal allows for operating synergies

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Triple total current NBSK pulp production

        *Forecast 2005 cash production cost

Stendal Mill

Sources of Funding:	(MM)
Equity	€100
Grants	€274
Project debt	€637
Other	€26

Total	€1,037

Stendal Project: A Critical Time

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Stendal Project — Key to continued strategic development

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Massive, complex and time consuming project that requires in-depth experience and cohesive teamwork

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Rosenthal Conversion — Proves expertise of Management and current Board of Trustees

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Refinancing — Key to Stendal Project

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Completion is critical

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Potential default on Bridge Loans if not completed

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Other refinancing alternatives less attractive

Stendal Project: A Critical Time

  •
  Now Is Not The Time To Experiment

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Election of Two Unqualified Nominees Could Negatively Impact Stendal Project and Refinancing

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Lack of valid experience

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No knowledge of pulp and paper industry

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No experience in European marketplace

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Potential dissention within the Board of Trustees

Proven Performance vs. Peers

        EBITDA per Tonne

Share Price Performance of Comparable Pulp Companies

Tembec
YTD
Last 6 Months
Last 12 Months
Pope & Talbot
YTD
Last 6 Months
Last 12 Months
SFK Pulp Fund
YTD
Last 6 Months
Last 12 Months
N/A
Mercer
YTD
Last 6 Months
Last 12 Months
Canfor
YTD
Last 6 Months
Last 12 Months
Aracruz
YTD
Last 6 Months
Last 12 Months
-60.0%
-40.0%
-20.0%
20.0%
40.0%

Our Position

        A Vote For Mercer's Slate of Trustees is a Vote For:

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Qualified, Seasoned Industry Veterans That Will Provide Value

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An Efficient, Cohesive Board

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The Continued Evolution of Our Company

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Corporate Governance

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Enhanced Value For ALL Shareholders

        VOTE THE WHITE CARD

Mercer International Inc.